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                                                               EXHIBIT 5.1


                   [PILLSBURY MADISON & SUTRO LLP LETTERHEAD]


                                November 28, 2000


Alliance Pharmaceutical Corp.
3040 Science Park Road
San Diego, California  92121

         Re: Alliance Pharmaceutical Corp. Registration Statement on
             Form S-4 for Issuance of 770,000 Shares of Common Stock

Ladies and Gentlemen:

     We have acted as counsel to Alliance Pharmaceutical Corp., a New York corporation (the "Company"), in connection with the Registration Statement on Form S-4 (File No. 333-49676) (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "SEC") for the purpose of registering with the SEC under the Securities Act of 1933, as amended (the "Act") up to 770,000 shares (the "Shares") of the Company's Common Stock, par value $0.01 per share pursuant to the Agreement and Plan of Merger, dated as of October 11, 2000 (the "Merger Agreement") among the Company, Alliance Merger Subsidiary, Inc. and Molecular Biosystems, Inc.

     This opinion is being furnished in accordance with the requirements of Form S-4 and Item 601(b)(5)(i) of Regulation S-K.

     In connection with the rendering of the opinion set forth below, we have examined, are familiar with, and to the extent we deemed appropriate we have relied on originals or copies, certified or otherwise, identified to our satisfaction, of (i) the Registration Statement, (ii) the Charter and By-laws of the Company currently in effect, (iii) the Merger Agreement, (iv) certain resolutions adopted by the Board of Directors of the Company relating to the Merger Agreement and certain related matters and (v) such other documents, agreements, records, instruments, certificates of public officials and certificates of officers or other representatives of the Company or others as we have deemed necessary or appropriate for purposes of and as a basis for rendering the opinion set forth below.

     In our examination, we have (i) assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, (ii) assumed the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies and (iii) assumed and relied upon the truth, accuracy and completeness (without independent investigation or verification) of the information, representations, warranties and statements contained in the records, documents, instruments and certificates examined by us and have also assumed the due authorization by all requisite action, and the due execution and delivery by such parties of all such agreements, documents, instruments and certificates and the validity and binding effect thereof. As to any facts material to the opinion expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company.

     Our opinion is limited to the applicable provisions of New York Business Corporation Law (the "Law") and the judicial decisions interpreting such Law. We express no opinion with respect to the laws of any other jurisdiction and no opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or foreign jurisdiction.

     Based on and subject to the foregoing, we are of the opinion that the Shares have been duly authorized for issuance in connection with the Merger (as defined in the Merger Agreement) and, upon consummation of the Merger, the issuance of the Shares and delivery of proper stock certificates therefor in accordance with the terms and conditions of the Merger Agreement, the Shares will be validly issued, fully-paid and non-assessable.

     We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the proxy statement-prospectus which is part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and


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November 28, 2000
Page 2


regulations of the Securities and Exchange Commission promulgated thereunder, or
Item 509 of Regulation S-K.

     This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Shares.


                                            Very truly yours,



                                            /s/ PILLSBURY MADISON & SUTRO LLP